Exhibit 32(a)

Certification of
Chief Executive Officer
Of 99¢ Only Stores

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the annual report on Form 10-K (the "Report") for the period ended April 2, 2011 of 99¢ Only Stores (the "Issuer").

I, Eric Schiffer, the Chief Executive Officer of the Issuer certify that to the best of my knowledge:

       (i) the Report fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

       (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated: May 26, 2011

By:	/s/ Eric Schiffer
Name:	Eric Schiffer
Title:	Chief Executive Officer